Registration No. 333-123925

As filed with the Securities and Exchange Commission on July 13, 2007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 6
TO

REGISTRATION STATEMENT
ON FORM S-1
UNDER
THE SECURITIES ACT OF 1933

Particle Drilling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1389	20-1563395
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11757 Katy Freeway, Suite 1300

Houston, Texas 77079

(713) 223-3031

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

J. Chris Boswell

11757 Katy Freeway, Suite 1300

Houston, Texas 77079

(713) 223-3031

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, TX 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

205,000 Shares

Particle Drilling Technologies, Inc.

Common Stock

On February 8, 2005, we issued 9,000,000 shares of our common stock in a private placement. In connection with that private placement, we issued warrants to certain persons associated with the placement agent for that private offering pursuant to which such persons could acquire 1,500,000 shares of our common stock in the aggregate at a purchase price of $2.00 per share. On March 22, 2005, we issued 3,381,538 shares of our common stock in a private placement in connection with the conversion of all of the outstanding shares of Series A Convertible Preferred Stock previously issued by our subsidiary, Particle Drilling Technologies, Inc., a Delaware corporation. Selling shareholders may use this prospectus to resell from time to time their shares of our common stock covered by this prospectus. Our shares of common stock trade on The NASDAQ Capital Market® under the symbol “PDRT.” On July 12, 2007, the last reported sale price for our common stock on The NASDAQ Capital Market® was $2.47 per share.

The shares of our common stock covered by this prospectus may be sold at market prices prevailing at the time of the sale or may be sold at negotiated prices. We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these shares of our common stock.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the selling shareholders may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so modified will be deemed to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the selling shareholders and the shares of our common stock offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC office described under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our businesses and detailed financial information. You should carefully read this entire prospectus, including the historical financial statements and related notes, before making an investment decision.

In this prospectus, “Particle Drilling Technologies, Inc.,” the “company,” “we,” “us” or “our” refer to Particle Drilling Technologies, Inc., a Nevada corporation, and its subsidiary, except where otherwise indicated or required by context.

Our Company

On January 14, 2005, we acquired Particle Drilling Technologies, Inc., a privately-held Delaware corporation (“PDTI”). As a result of this acquisition, our company, which previously had no material operations, acquired the business of PDTI and we are now engaged in the development of the Particle Impact Drilling System, a patented system utilizing a specially-designed “fit for purpose” drill bit fitted with jetting nozzles and polycrystalline diamond compact cutting structures for use in the oil and gas drilling industry. In this prospectus, we refer to Particle Impact Drilling as “PID” or the “PID technology” and refer to our PID drilling system as the “PID System.” We refer to our drill bit as the “PID bit.” The nozzles in the PID bit serve to accelerate hardened steel particles entrained with ordinary drilling mud to fracture and remove the formation ahead of the bit. The PID System is primarily operated utilizing hydraulic energy that is available on drilling rigs used today in combination with the PID System equipment. Each particle is driven into the rock formation at a high velocity and delivers a force many times greater than the compressional strength of the rock, even in formations that exist in the subsurface at elevated hardness and stress. Depending on the volume of particles introduced into the drilling mud, the number of particle strikes on the formation is in excess of four million per minute, thereby yielding a higher rate of penetration than conventional drill bits in suitable formations.

During the past fiscal year, we hired several industry veterans to assist in the development, commercialization and roll-out of this technology. Further, we have successfully resolved many of the surface equipment issues identified during previous trials and expect to continuously improve efficiencies as we gain more experience with the PID System and as we move away from the frac pump driven solution to one of our prototype particle injection systems. We believe the transition from the frac pump driven particle injection solution to one of several prototype particle injection systems represents the final system improvement necessary in order to commercialize the PID technology.  The testing and refinement of the prototype particle injection systems is an ongoing process and we do not anticipate engaging in further commercial trials of the PID System until such time as one of these prototypes demonstrates a safe and reliable performance record.  We cannot accurately predict when the testing process of these prototypes will be completed.

Our initial target customers will continue to be oil and gas operators drilling onshore wells in geologic basins of the U.S. and Canada known to have hard rock and/or highly abrasive formations. We have initially focused our marketing and sales efforts on operators with multi-well drilling programs centered in a few basins. Additionally, we have targeted customers that exhibit a willingness to embrace emerging technologies.

Our Executive Offices

Our principal executive and administrative office facility is located at 11757 Katy Freeway, Suite 1300, Houston, Texas 77079 and our telephone number is (713) 223-3031. We maintain a website at www.particledrilling.com, however the information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making a decision as to whether or not to invest in shares of our common stock.

RISK FACTORS

You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before making an investment decision. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

We have a limited operating history and no revenues and are subject to risks inherent in a new business enterprise. As a result, we have not demonstrated to date that we can fully implement our business plan or that the PID technology will be profitable in a commercial application.

The business of PDTI was originally established in June 2003 to: (1) purchase certain of the assets and assume certain of the liabilities of ProDril Services Inc. (“PSI”) and ProDril Services International, Ltd. (“PSIL”), related to the PID technology; (2) purchase certain patents underlying the PID technology from Curlett Family Limited Partnership, Ltd. (“CFLP”); (3) acquire certain technology licenses related to the PID technology from CCORE Technology and Licensing, Ltd. (“CTL”); (4) continue the funding of research and development expenses with respect to the technology acquired; and (5) take steps towards the commercialization of the PID technology. To date, the business has not generated revenue from its operations. We may not be able to fully commercialize our product or generate profitable revenues. Additionally, we and our business have a very limited operating history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in us. Any investment in us should be considered a high risk investment because you will be investing in a company with unforeseen costs, expenses, competition, and other problems to which new ventures are often subject. In addition, the technology we acquired is still in the early stage of commercialization and has only limited results in a commercial setting. Because we are an early stage company, our prospects must be considered in light of the risks, expenses, and difficulties encountered in establishing a new business in a highly competitive industry.

We have limited sources of liquidity and may not be able to obtain sufficient funding to realize positive cash flows.

We require substantial capital to pursue our operating strategy and execute our business plan. As we have no revenue and therefore limited sources of cash, we will continue to rely on external sources for liquidity, and for the foreseeable future, our principal source of working capital will be from capital we have raised through private placements of our securities and other external sources.

Our current monthly operating overhead is approximately $350,000, excluding research and development project costs and non-cash expenses such as depreciation and stock-based compensation, and we expect that such amount will increase as we expand our operations. Should we require additional capital, we may not be able to obtain funds from external sources in sufficient amounts to fund our business plan.

Even if we are able to demonstrate full commercial success with our products, we may require additional capital in the future to produce our products in sufficient commercial quantities in order for us to realize positive cash flows. Any such additional capital may lead to additional dilution of our shareholders. Additionally, it may be difficult for us to raise additional capital in sufficient quantities or at all.

The PID System is a new technology and it may not be fully accepted in the marketplace to the degree anticipated by management.

The PID technology has only been used or deployed in limited commercial gas wells. Market acceptance of our products will largely depend upon our ability to demonstrate the PID System’s efficiency, cost effectiveness, safety features and ease of use. We may not be able to demonstrate that the PID System can effectively be deployed on a significant number of commercial oil and gas wells in a safe and cost-effective manner. The use of the PID technology will also depend upon concerted sales efforts by our management team. The PID System may never be fully accepted in the market in preference to other competing technologies that currently exist or that may subsequently be developed. If our products are not fully accepted by the marketplace, we may not realize sufficient revenues or cash flow to execute our operations plan and we may be forced to pursue a different strategy or liquidate our company.

In order to enter the oilfield services market on a full scale basis, we must successfully complete additional research and development, the cost of which may exceed the amounts we have budgeted in our operations plan. Any such cost overruns could exhaust our available capital and force us to raise additional capital, which capital may not be available or may lead to additional dilution of our shareholders.

Our primary products must demonstrate satisfactory performance in a significant number of oil and gas wells. Our operations plan calls for further research and development, including the development of different bit sizes and a newer and more efficient and reliable particle injection system. Poor performance of the PID bit or other components of the PID System while conducting commercial trials could reveal additional unidentified issues and further extend the shop and laboratory testing phase, which could further delay the full commercialization of the PID System and increase the funds needed to complete our research and development. Further, in order to fully implement our business plan we will be required to hire and train a substantial number of new employees. Currently, the oilfield industry is strained and operating at near full capacity from a human resource perspective, which could limit our ability to hire and train adequate qualified personnel. These circumstances would have the effect of slowing our advancement as funds otherwise intended to build new PID Systems and expand our operations may be needed to conduct additional research or procure and train adequate human resources.

Regardless of the success of the initial research and development, we will require additional research and development and capital spending to continuously improve our service capabilities and expand our operations. In addition, regardless of the amount of research and development completed by us, our products may never be fully adopted in a significant number of oil and gas wells.

We are obligated to make certain royalty payments that will limit our profitability.

In connection with our acquisition of the PID technology, we agreed to make certain royalty payments to PSI and PSIL. Under our agreement with PSI, we are obligated to pay PSI a royalty on a quarterly basis equal to 18.0% of our earnings before interest, income taxes, depreciation and amortization (“EBITDA”) derived from the use of the PID technology for such quarter until an aggregate of $67,500,000 has been paid to PSI. Under our agreement with PSIL, we are obligated to pay PSIL a royalty on a quarterly basis equal to 2.0% of our EBITDA derived from the use of the PID technology for such quarter until an aggregate of $7,500,000 has been paid. We have also entered into additional royalty agreements that require us to pay a total of 4.0% of our quarterly gross revenue derived from the use of the PID technology to certain entities from which we acquired the PID technology. These royalty obligations will have the effect of limiting our liquidity and our profitability.

We rely on the intellectual property rights we acquired to the PID technology and we may not be able to successfully protect or defend our intellectual property rights. Our competitive position depends to a significant extent on our ability to assert and defend our intellectual property rights in order to restrict other competitors from offering similar services.

Our success depends on certain patents and patent applications that we purchased from CFLP, CTL, PSI and PSIL, along with other proprietary intellectual property rights we have developed or intend to develop. We rely on a combination of nondisclosure and other contractual arrangements and trade secret, patent, copyright, and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. The steps we have taken to protect our rights may not be adequate to deter misappropriation of our proprietary information. We also may not be able to detect unauthorized use of and take appropriate steps to enforce our intellectual property rights. In addition, the laws of some foreign countries may not protect our proprietary rights as fully or in the same manner as do the laws of the United States. Also, despite the steps taken by us to protect our proprietary rights, others may develop technologies similar or superior to the PID technology and/or design around the proprietary rights we own.

We are also subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of the asserted infringement. If we are unable to successfully enforce our intellectual property rights, or if claims are successfully brought against us for infringing the intellectual property rights of others, such events could cause us to pay substantial damages, cause us to lose a key competitive advantage, force us to conduct additional research to develop non-infringing technology or cause us to have to pursue a different business strategy.

We may face intense competition in our industry from companies with a more established reputation and greater financial resources than us.

The oilfield services industry in which we compete is highly competitive, and most of our potential competitors have greater financial resources than we do. Many of our potential competitors have been in the oilfield drilling business for many years and have well-established business contacts with exploration and production companies. Competitors may enter markets served or proposed to be served by us, and we may not be able to compete successfully against such companies or have adequate funds to compete effectively.

Risks Related to Our Common Stock

Our stockholders may experience substantial dilution as a result of the exercise of outstanding options and warrants to purchase our common stock or future issuances of additional shares of our common stock, any of which could have an adverse effect on the market price of our common stock.

In connection with our acquisition of our subsidiary, Particle Drilling Technologies, Inc., a Delaware corporation, we assumed warrants to purchase 86,141 shares of common stock and options issued under PDTI’s 2004 Incentive Stock Plan to purchase 3,060,000 shares of common stock. In connection with the private placement of our common stock in February 2005, we granted the placement agent warrants to purchase 1,500,000 shares of our common stock, of which 205,000 are still outstanding. In connection with the private placement of our common stock in October 2006, we granted the investors warrants to purchase 1,500,000 shares of our common stock, of which 1,500,000 are still outstanding. Since our acquisition of PDTI, we have issued options to purchase an additional 1,227,875 shares of our common stock. The common stock issuable upon exercise of these options and warrants represents approximately 20% of our outstanding shares of common stock on a fully-diluted basis. The exercise of these options and warrants would result in substantial dilution to our existing stockholders and any sales of these shares of common stock, or the perception that these sales might occur, could lower the market price of our common stock.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future public offerings or private placements of our securities for capital raising purposes, or for other business purposes. Future sales of substantial amounts of our common stock, or the perception that sales could occur, could have a material adverse effect on the market price of our common stock.

Our common stock has experienced, and may continue to experience, price volatility. The limited trading volume of our common stock may contribute to this price volatility.

The trading price of our common stock has been, and may continue to be, highly volatile. We believe this volatility is due to, among other things, our lack of revenues, current expectations of our future financial performance and the volatility of the stock market in general.

Moreover, our common stock, which began trading on The NASDAQ Capital Market® on June 28, 2005, does not have substantial trading volume. During the year ended September 30, 2006, the average daily trading volume of our common stock as reported by The NASDAQ Capital Market® was approximately 122,000 shares, which represents less than 1% of our outstanding shares of common stock. As a result, relatively small trades of our common stock may have a significant impact on the price of our common stock and, therefore, may contribute to the price volatility of our common stock.

Because of the limited trading volume in our common stock and the price volatility of our common stock, you may be unable to sell your shares of common stock when you desire or at the price you desire. Moreover, the inability to sell your shares in a declining market because of such illiquidity or at a price you desire may substantially increase your risk of loss.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance the future expansion of our company.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) and are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “forecast,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements.

These forward-looking statements are made based upon our management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements as a result of certain factors, including but not limited to dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the results of testing of our products and the availability of capital resources.

Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements except as required by law.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from any sales of shares of our common stock. We will not receive any of the proceeds from any such sale by any selling shareholder. See “Selling Shareholders.”

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock trades on The NASDAQ Capital Market® under the symbol “PDRT.” As of July 12, 2007, the last reported sale price of our common stock on The NASDAQ Capital Market® was $2.47.

Prior to June 28, 2005, shares of our common stock were traded on the OTC Bulletin Board. The following table sets forth the high and low trade price information per share of our common stock for the fiscal years ended September 30, 2006 and 2005. All prices quoted from the time when our common stock was traded on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year Ended September 30, 2005
First Quarter	$3.57	$3.39
Second Quarter	$6.09	$5.69
Third Quarter	$6.15	$5.91
Fourth Quarter	$6.00	$3.25
Fiscal Year Ended September 30, 2006
First Quarter	$6.03	$3.58
Second Quarter	$7.50	$4.42
Third Quarter	$6.22	$2.93
Fourth Quarter	$3.94	$2.50
Fiscal Year Ending September 30, 2007
First Quarter	$4.50	$2.37
Second Quarter	$4.39	$3.34
Third Quarter	$4.25	$2.05
Fourth Quarter (through July 12, 2007)	$2.49	$2.05

Holders

The approximate number of holders of record of the shares of our common stock was 250 as of June 29, 2007.

Dividends

Holders of shares of common stock will be entitled to receive cash dividends when, as and if declared by our Board of Directors, out of funds legally available for payment thereof. However, if dividends are not declared by our Board of Directors, no dividends shall be paid. We have not paid any dividends on our common stock during our two most recent fiscal years.

We do not anticipate that any cash dividends will be paid in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance our future expansion. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase our securities.

SELLING SHAREHOLDERS

No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and this prospectus remain effective at the time such selling stockholder offers or sells such shares. We may be required to amend or supplement this prospectus to reflect material developments in our business, financial position and results of operations. Each time we file an amendment to this prospectus with the SEC, it must first be declared effective prior to the offer or sale of shares of our common stock by the selling stockholders.

The common stock covered by this prospectus is to be offered for the account of the selling stockholders in the following table. The selling stockholders may from time to time sell all, some or none of the shares of common stock offered by this prospectus.

This table, which we have prepared based on information provided to us by the applicable selling stockholder, sets forth the name, the number of shares of common stock beneficially owned by the selling stockholders intending to sell our common stock and the number of shares of common stock to be offered. Unless set forth below, none of the selling stockholders selling in connection with this prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering(1)
Rita Barr(2)	30,000	30,000	-0-
TJD, LLC(3)	135,000	135,000	-0-
Morris D. Weiss(4)	25,000	25,000	-0-
Igor Volshteyn(5)	15,000	15,000	-0-

*       Less than 1%

  (1) Calculated based on 30,679,276 shares of common stock outstanding as of June 30, 2007.

  (2) 30,000 of the shares of common stock held by Rita Barr are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

  (3) Karen Singer has sole voting and investment power with respect to the shares of common stock held by TJD, LLC. The 135,000 shares of common stock held by TJD, LLC are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

  (4) The 25,000 shares of common stock held by Morris D. Weiss are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

  (5) The 15,000 shares of common stock held by Igor Volshteyn are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

We prepared this table based on the information supplied to us by the selling stockholders named in the table, and we have not sought to verify such information.

The selling stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of our common stock since the date on which the information in the above table was provided to us. Information about the selling stockholders may change over time.

Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholder. Please refer to “Plan of Distribution” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are registering shares of our common stock on behalf of the selling shareholders. As used in this prospectus, “selling shareholders” includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling shareholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will pay for all selling discounts and commissions, if any. The selling shareholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

•  on any national exchange on which the shares are listed or any automatic quotation system through which the shares are quoted,

•  in the over-the-counter market,

•  in privately negotiated transactions,

•  through put and call transactions,

•  through short sales, and

•  a combination of such methods of sale.

The selling shareholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling shareholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling shareholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging positions they assume with selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling shareholders may also engage in short sales of shares and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover the short sales.

The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the offer and sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling shareholder can presently estimate the amount of such compensation. Because a selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the applicable exchange or automated quotation system pursuant to Rule 153 under the Securities Act of 1933. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

The selling shareholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling shareholders, and a selling shareholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. All of the above may effect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We are not aware of whether the selling shareholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor are we aware of whether there is an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

Following notification by a selling shareholder that it has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

•  the name of each such selling shareholder and of the participating broker-dealer(s);

•  the number of shares involved;

•  the initial price at which these shares were sold;

•  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•  any other facts material to the transactions.

In addition, following notification by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest of such selling shareholder intends to sell more than 500 shares, we will file a supplement to this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus was passed upon for us by Woodburn and Wedge, Reno, Nevada.

EXPERTS

The consolidated financial statements as of September 30, 2006, and for the year ended September 30, 2006, and for the period from June 9, 2003 (date of inception) to September 30, 2006 incorporated by reference into this prospectus have been audited by UHY LLP, independent registered public accounting firm, as stated in their reports thereon which is incorporated by reference herein, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of September 30, 2005, and for the years ended September 30, 2005 and 2004, and for the period from June 9, 2003 (date of inception) to September 30, 2005 incorporated by reference into this prospectus have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent registered public accounting firm, as stated in their report thereon which is incorporated by reference herein, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we file with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about Particle Drilling Technologies, Inc., please see the complete registration statement. Please refer to the exhibits to the registration statement for complete copies of certain of the agreements or other documents that are summarized in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings also are available from the Securities and Exchange Commission’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates documents by reference that are not presented in or delivered with it. This means that we have disclosed certain material information by referring a reader to certain documents. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents and information that has been incorporated by reference in this prospectus but not delivered with this prospectus. These documents (other than exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to the Corporate Secretary, Particle Drilling Technologies, Inc., at our principal executive offices located at 11757 Katy Freeway, Suite 1300, Houston, Texas 77079; telephone (713) 223-3031.

The following documents, which have been filed by us with the SEC pursuant to the Securities Exchange Act of 1934 (File No. 0-30819), are incorporated in this prospectus by reference and shall be deemed to be a part hereof, other than information under Item 2.02 or 7.01 of any Current Report on Form 8-K:

(a)   Annual Report on Form 10-K/A for the year ended September 30, 2006;

(b)   Quarterly Reports on Form 10-Q for the three months ended December 31, 2006 and March 31, 2007;

(c)   Current Reports on Form 8-K filed on October 20, 2006, March 29, 2007 and May 11, 2007;

(d)   the description of our common stock contained in our Registration Statement on Form 8-A filed on June 19, 2000, as amended on April 21, 2005, and any subsequent amendment thereto filed for the purpose of updating such description; and

(e)   all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Particle Drilling Technologies, Inc.

Common Stock

PROSPECTUS

January 18, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Fee	$10,370
Printing Costs	$20,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$15,000
Transfer Agent and Registrar Fees	$3,100
Miscellaneous	$5,000
Total	$78,470

We have agreed to pay all fees and expenses incident to the registration of the shares.

Item 15.                 Indemnification of Directors and Officers.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The company’s Articles of Incorporation and By-laws provide that the company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Additionally, under their employment agreements with PDTI (which agreements were assumed by the company in connection with the acquisition of PDTI), Messrs. Hardisty, Boswell and Tibbitts are entitled to indemnification in their capacity as officers of the company to the fullest extent permitted by the NGCL.

Item 16.                 Exhibits and Financial Statement Schedules.

(a)   Exhibits.

Exhibit No.	Description
2.1

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services Incorporated, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated January 20, 2005.)

2.2

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services International Limited, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K dated January 20, 2005).

2.3

Agreement and Plan of Reorganization dated July 14, 2004 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 2.1 to our current report filed on Form 8-K dated July 14, 2004.)

2.4

Amendment No. 1 to the Agreement and Plan of Reorganization dated January 10, 2005 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated January 12, 2005.)

2.5

Plan of Merger and Merger Agreement, dated January 19, 2005, between Particle Drilling Technologies, Inc. and MedXLink Corp. (Incorporated herein by reference to Exhibit 2.3 to our current report filed on Form 8-K dated January 31, 2005.)

3.1	Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.1 to our current report filed on Form 8-K dated January 20, 2005.)
3.2	Articles of Amendment to the Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.2 to our current report filed on Form 8-K dated January 20, 2005.)
3.3

Articles of Merger dated January 25, 2005 changing the name of the Company to Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-123925 filed on April 7, 2005.)

3.4	Bylaws of the Company (Incorporated herein by reference to Exhibit 3.3 to our current report filed on Form 8-K dated January 20, 2005.)
5.1	Opinion of Woodburn and Wedge (Incorporated herein by reference to Exhibit 5.1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on April 7, 2005.)
10.1	Particle Drilling, Inc. 2004 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated January 20, 2005.)
10.2	Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated April 4, 2005.)
10.3	Form of Incentive Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.6 to our current report filed on Form 8-K dated January 20, 2005.)

10.4	Form of Non-Statutory Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.7 to our current report filed on Form 8-K dated January 20, 2005.)
10.5

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jim B. Terry (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.6

form of Non-Statutory Stock Option Agreement (employees) (Incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.7	form of Restricted Stock Agreement (employees) (Incorporated by reference to Exhibit 10.3 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)
10.8

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jon Christopher Boswell (Incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.9

Employment Agreement by and between Particle Drilling Technologies, Inc. and Thomas E. Hardisty (Incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.10

Employment Agreement dated August 1, 2003 between ProDril Acquisition Company and Gordon Tibbitts. (Incorporated herein by reference to Exhibit 10.10 to our current report filed on Form 8-K dated January 20, 2005.)

10.11

Letter agreement dated December 2, 2004 between Particle Drilling Technologies, Inc. and Prentis Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.11 to our current report filed on Form 8-K dated January 20, 2005.)

10.12

Securities Purchase Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto. (Incorporated herein by reference to Exhibit 10.1 to our current report filed on Form 8-K dated February 10, 2005.)

10.13

Registration Rights Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and each of the Purchasers. (Incorporated herein by reference to Exhibit 10.2 to our current report filed on Form 8-K dated February 10, 2005.)

10.14

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Rita Barr (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission). (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated February 10, 2005.)

10.15

Stock Purchase Agreement, dated as of February 8, 2005, by and between Particle Drilling Technologies, Inc. and Prentis B. Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.4 to our current report filed on Form 8-K dated February 10, 2005.)

10.16

Form of Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Tejas Securities Group, Inc. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated February 10, 2005.)

10.17

Assignment and Assumption Agreement dated January 20, 2004 among Curlett Family Limited Partnership, Ltd., ProDril Services Incorporated, Harry B. Curlett, CCORE Technology and Licensing, Ltd. ProDril Services International Limited and Particle Drilling, Inc. (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.18

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services Incorporated. (Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.19

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services International Limited. (Incorporated by reference to Exhibit 10.16 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.20

Sublease Agreement dated March 21, 2005 between Particle Drilling Technologies, Inc. and The Exploitation Company, LLP. (Incorporated by reference to Exhibit 10.17 to Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

10.21

Securities Purchase Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto. (Incorporated herein by reference to Exhibit 10.1 to our current report filed on Form 8-K dated October 19, 2006.)

10.22

Registration Rights Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and each of the purchasers. (Incorporated herein by reference to Exhibit 10.2 to our current report filed on Form 8-K dated October 19, 2006.)

10.23

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Milfam I, LP (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission). (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated October 19, 2006.)

16.1	Letter of Chisholm, Bierwolf & Nilson, LLC. (Incorporated herein by reference to Exhibit 16.1 to our current report filed on Form 8-K dated April 4, 2005.)
16.2	Letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP (Incorporated herein by reference to Exhibit 16.1 to our current report filed on Form 8-K dated August 7, 2006.)
21.1	Subsidiaries of Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended September 30, 2006).
23.1*	Consent of UHY LLP.
23.2*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23.3	Consent of Woodburn and Wedge (included In Exhibit 5.1)
24.1	Powers of Attorney (Incorporated herein by reference to Exhibit 24.1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on April 7, 2005.)
24.2

Power of Attorney of Steve A. Weyel (Incorporated herein by reference to Exhibit 24.2 to our Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

*                    Filed herewith

(b)   Financial Statement Schedules.

All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17.                 Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of July, 2007.

PARTICLE DRILLING TECHNOLOGIES, INC.
By:	/s/ Jim B. Terry
Name:	Jim B. Terry
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman of the Board and Director	July 13, 2007
Kenneth R. LeSuer	Senior Vice President, Chief Executive Officer,
Chief Financial
/s/ Jim B. Terry	President and Chief Executive Officer	July 13, 2007
Jim B. Terry	(principal executive officer)
/s/ J. Chris Boswell	Senior Vice President and Chief Financial Officer	July 13, 2007
J. Chris Boswell	(principal financial officer and principal accounting
officer)
*	Director	July 13, 2007
John D. Schiller, Jr.
*	Director	July 13, 2007
Michael S. Mathews
*	Director	July 13, 2007
Hugh A. Menown
*	Director	July 13, 2007
Steve A. Weyel

*By:	/s/ J. CHRIS BOSWELL
Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services Incorporated, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated January 20, 2005.)

2.2

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services International Limited, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K dated January 20, 2005).

2.3

Agreement and Plan of Reorganization dated July 14, 2004 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 2.1 to our current report filed on Form 8-K dated July 14, 2004.)

2.4

Amendment No. 1 to the Agreement and Plan of Reorganization dated January 10, 2005 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated January 12, 2005.)

2.5

Plan of Merger and Merger Agreement, dated January 19, 2005, between Particle Drilling Technologies, Inc. and MedXLink Corp. (Incorporated herein by reference to Exhibit 2.3 to our current report filed on Form 8-K dated January 31, 2005.)

3.1	Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.1 to our current report filed on Form 8-K dated January 20, 2005.)
3.2	Articles of Amendment to the Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.2 to our current report filed on Form 8-K dated January 20, 2005.)
3.3

Articles of Merger dated January 25, 2005 changing the name of the Company to Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-123925 filed on April 7, 2005.)

3.4	Bylaws of the Company (Incorporated herein by reference to Exhibit 3.3 to our current report filed on Form 8-K dated January 20, 2005.)
5.1	Opinion of Woodburn and Wedge (Incorporated herein by reference to Exhibit 5.1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on April 7, 2005.)
10.1	Particle Drilling, Inc. 2004 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated January 20, 2005.)
10.2	Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated April 4, 2005.)
10.3	Form of Incentive Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.6 to our current report filed on Form 8-K dated January 20, 2005.)
10.4	Form of Non-Statutory Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.7 to our current report filed on Form 8-K dated January 20, 2005.)
10.5

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jim B. Terry (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.6

form of Non-Statutory Stock Option Agreement (employees) (Incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.7	form of Restricted Stock Agreement (employees) (Incorporated by reference to Exhibit 10.3 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)
10.8

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jon Christopher Boswell (Incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.9

Employment Agreement by and between Particle Drilling Technologies, Inc. and Thomas E. Hardisty (Incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2006)

10.10

Employment Agreement dated August 1, 2003 between ProDril Acquisition Company and Gordon Tibbitts. (Incorporated herein by reference to Exhibit 10.10 to our current report filed on Form 8-K dated January 20, 2005.)

10.11

Letter agreement dated December 2, 2004 between Particle Drilling Technologies, Inc. and Prentis Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.11 to our current report filed on Form 8-K dated January 20, 2005.)

10.12

Securities Purchase Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto. (Incorporated herein by reference to Exhibit 10.1 to our current report filed on Form 8-K dated February 10, 2005.)

10.13

Registration Rights Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and each of the Purchasers. (Incorporated herein by reference to Exhibit 10.2 to our current report filed on Form 8-K dated February 10, 2005.)

10.14

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Rita Barr (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission). (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated February 10, 2005.)

10.15

Stock Purchase Agreement, dated as of February 8, 2005, by and between Particle Drilling Technologies, Inc. and Prentis B. Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.4 to our current report filed on Form 8-K dated February 10, 2005.)

10.16

Form of Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Tejas Securities Group, Inc. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated February 10, 2005.)

10.17

Assignment and Assumption Agreement dated January 20, 2004 among Curlett Family Limited Partnership, Ltd., ProDril Services Incorporated, Harry B. Curlett, CCORE Technology and Licensing, Ltd. ProDril Services International Limited and Particle Drilling, Inc. (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.18

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services Incorporated. (Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.19

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services International Limited. (Incorporated by reference to Exhibit 10.16 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.20

Sublease Agreement dated March 21, 2005 between Particle Drilling Technologies, Inc. and The Exploitation Company, LLP. (Incorporated by reference to Exhibit 10.17 to Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

10.21

Securities Purchase Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto. (Incorporated herein by reference to Exhibit 10.1 to our current report filed on Form 8-K dated October 19, 2006.)

10.22

Registration Rights Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and each of the purchasers. (Incorporated herein by reference to Exhibit 10.2 to our current report filed on Form 8-K dated October 19, 2006.)

10.23

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Milfam I, LP (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission). (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated October 19, 2006.)

16.1	Letter of Chisholm, Bierwolf & Nilson, LLC. (Incorporated herein by reference to Exhibit 16.1 to our current report filed on Form 8-K dated April 4, 2005.)
16.2	Letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP (Incorporated herein by reference to Exhibit 16.1 to our current report filed on Form 8-K dated August 7, 2006.)
21.1	Subsidiaries of Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended September 30, 2006).
23.1*	Consent of UHY LLP.
23.2*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23.3	Consent of Woodburn and Wedge (included In Exhibit 5.1)
24.1	Powers of Attorney (Incorporated herein by reference to Exhibit 24.1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on April 7, 2005.)
24.2

Power of Attorney of Steve A. Weyel (Incorporated herein by reference to Exhibit 24.2 to our Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

*                    Filed herewith